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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

              ----------------------------------------------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JUNE 12, 2001

                   HEALTHCOMP EVALUATION SERVICES CORPORATION

             (Exact Name of Registrant as specified in its charter)




                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


               0-28379                               88-0395372
      (Commission File Number)        (I.R.S. Employer Identification Number)

                          2001 SIESTA DRIVE, SUITE 302
                               SARASOTA, FL 34239
              (Address and zip code of principal executive offices



                                  941-925-2625
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         The Company has entered into an exclusive services agreement with 3M Corporation under which Healthcomp Evaluation Services Corporation d/b/a Exemplar International, Inc. will provide worksite occupational health screening and other specified medical surveillance services that will be sold and marketed through 3M's Occupational Health and Environmental Safety Division throughout the United States and its territories. This unique program is designed to help 3M's customers and clients increase the productivity of their workforces and ensure compliance with regulatory and safety requirements.

         In addition, the Company's industrial hygiene consulting services currently offered through its Indianapolis, Indiana and Greensboro, Chapel Hill and Charlotte, North Carolina offices will be consolidated in the Company's Indianapolis location; the safety consulting services business headquartered in Chapel Hill will be closed. These consulting services businesses were acquired as part of the Company's acquisition of the Preventive Services Division ("PSD") of U.S. HealthWorks, Inc. that was completed late last year. PSD provides mobile audiometric and respiratory testing services, industrial hygiene and safety consulting and data processing and health evaluation services to a national client base. This is the latest phase of the Company's consolidation and integration of these businesses with its existing operations and will affect approximately 20 employees, primarily in the Company's North Carolina offices.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

             Company press releases dated June 13 and 14, 2001.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCOMP EVALUATION SERVICES CORPORATION

By: /s/ Thomas M. Hartnett
    ----------------------
    Name:  Thomas M. Hartnett
    Title: Executive Vice President

Date: June 15, 2001